UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 13, 2011 (December 6, 2011)

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On December 6, 2011, the Board of Directors of Zix Corporation (“Company”) approved an amended and restated Code of Conduct and Code of Ethics (“Code”) of the Company. Under the prior version of the Code, members of the Company’s Board of Directors and certain executive officers (CEO, CFO and Controller) were subject to a separate set of requirements dealing with accounting and auditing matters. The amended and restated Code now applies to all employees, executive officers and members of the Company’s Board of Directors equally. In addition, the amended and restated Code now includes additional content to address the Company’s compliance with the Foreign Corrupt Practices Act and United States export controls.

The amended and restated Code of Conduct and Code of Ethics is available on the Company’s website at www.zixcorp.com/company/corporate-governance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)

Date: December 13, 2011	By:	/s/ James F. Brashear
James F. Brashear
General Counsel and Corporate Secretary